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                                   EXHIBIT 8







                                December 5, 1996



Board of Directors
Independent Bank Corporation
230 West Main Street
Ionia, Michigan   48846

IBC Capital Finance
c/o Independent Bank Corporation
230 West Main Street
Ionia, Michigan   48846


       Re:  Registration Statement on Form S-2
            Registration No. 333-14507


Ladies and Gentlemen:

     We have acted as special counsel for Independent Bank Corporation, a Michigan corporation (the "Company"), and IBC Capital Finance ("IBC Capital"), a statutory business trust formed under the laws of Delaware, in connection with the above-captioned Registration Statement on Form S-2, filed with the Securities and Exchange Commission (the "Commission"), on October 21, 1996, under the Securities Act of 1933, as amended (the "Act"), and Amendment No. 1 thereto, filed with the Commission on November 8, 1996, and Amendment No. 2 thereto, filed with the Commission on December 6, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"), for the purpose of registering IBC Capital's Preferred Securities representing undivided beneficial interests in the assets of IBC Capital, and Subordinated Debentures issued by the Company to IBC Capital in connection with the sale of the Preferred Securities.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust IBC Capital (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on November 7, 1996, (ii) the form of the Amended and Restated Trust Agreement of IBC Capital; (iii) the form of the Preferred Securities of IBC Capital; (iv) the form of the Guarantee between the Company and State Street Bank & Trust Company, as trustee; (v) the form of the Subordinated Debentures; and (vi) the form of the subordinated debenture indenture (the "Indenture"), between the Company and State Street Bank & Trust Company, as trustee, in each case in the form filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified, or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons,the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or IBC Capital, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of IBC Capital, the Preferred Securities of IBC Capital, the Guarantee, the Subordinated Debentures and the Indenture when executed, will be executed in substantially the form reviewed by us and that the terms of the Subordinated Debentures when established in conformity with the Indenture will not violate any applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, IBC Capital, and others.

     We hereby confirm that, although the discussion set forth under the heading "UNITED STATES FEDERAL INCOME TAXATION" in the form of Prospectus for the

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Board of Directors
Independent Bank Corporation
IBC Capital Finance
December 5, 1996
Page 2

offering of Preferred Securities filed as part of the Registration Statement ("Prospectus"), does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, in our opinion, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities, based upon current law. It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.

     This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our written consent. We hereby consent to the use of our name under the heading "Validity of Securities" in the Prospectus and the filing of this opinion with the Commission as Exhibit 8 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and applies only to the disclosure set forth in the Prospectus and Registration Statement filed as of the date hereof. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

                               Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                             /s/ Kaplin S. Jones

                               Kaplin S. Jones